Exhibit 10.1

EXECUTION VERSION

EXHIBIT IX

AMENDMENT

TO

WORK ORDER FOR ONGOING

TRX GLOBAL DATA SERVICES

AND

WORK ORDER FOR TRX DATATRAX AD-HOC

REPORTING OF THE CITI GLOBAL DATA REPOSITORY (GDR)

AND

MASTER SERVICES AGREEMENT

BETWEEN

CITIBANK, N.A.

AND

TRX DATA SERVICES, INC.

This Amendment (“Amendment”) is entered into by and between Citibank, N.A. (“Citi”) and TRX Data Services, Inc. (“Provider” and, collectively with Citi, the “Parties”) as of July 13, 2007.

That Master Services Agreement, effective as of February 1, 2002, by and between Citi and Provider, as amended, (“Agreement”), Exhibit V, the Work Order for Ongoing TRX Global Data Services (as amended from time to time, “Exhibit V”) and Exhibit VI, the Work Order for TRX DATATRAX Ad-Hoc Reporting of the Citi Global Data Repository (GDR) (as amended from time to time, “Exhibit VI”), both of which were issued pursuant to the Agreement, in consideration of the mutual promises of the parties, are all hereby further amended as detailed below in this Amendment. Capitalized terms used herein without definitions shall have the meanings assigned to them in the Agreement.

Background. Citi desires to bring certain global data services in-house, but wishes to continue using Provider’s platform for such services. Provider is willing to grant Citi a limited license to certain aspects of its platform in order for Citi to provide such services in-house. This Exhibit IX is intended to grant a license to Citi to allow Citi to effectively bring in-house certain services previously performed by Provider for Citi under Exhibits

V and VI (as amended), as well as continue to contract with Provider for maintenance and project services. It is further intended to amend the Agreement to remove certain obligations and responsibilities of the parties, which will no longer be applicable after the services are brought in-house by Citi. The Parties therefore agree as set forth below.

1. License. Provider hereby grants to Citi and Citi accepts, on the terms and conditions set forth herein, a perpetual, fully paid, royalty-free, nontransferable (except to an Affiliate of Citi), non-exclusive right and license to use and modify the Source Code (as defined below) only for the following purposes: (i) to provide ongoing data processing and consolidation services internally at Citi and Citi’s Affiliates and for Citi’s customers; (ii) to provide online ad-hoc reporting functionality internally at Citi and Citi’s Affiliates and to Citi’s customers, and (iii) to update and maintain the Source Code as necessary to utilize the license granted herein. The Source Code, as modified from time to time by Citi, shall be known as “Citi-Modified Code”. “Source Code” means that proprietary computer code, which performs the functions described in Appendix A, which is incorporated herein by reference, and which was developed and is owned by Provider in the source code format of a set of program instructions and related data structures expressed in a high-level programming language which is conducive to the human understanding of a computer programmer having ordinary skill and training in such programming language, together with all existing, if any, of the following: related comments, compiler and linker command files, build scripts, object libraries, component codes, configuration files, databases, and other related system components, user and design documentation, flowcharts, and all relevant instructions on building the Object Code, if any, of such computer code, that collectively are currently necessary and sufficient to:

(i)	build, load and operate effectively the machine-executable Object Code, if any, of such proprietary computer code,

(ii)	effectively use all functions and features of such computer code,

(iii)	maintain and support such computer code;

(iv)	enhance such proprietary computer code through changes, new features and functions in accordance with the customary bi-weekly release schedule, and

(v)	upgrade the operating system, database and * versions as customary best practice.

“Object Code” means computer code in substantially binary machine language format that is directly executable by a suitable computer after processing and linking, but without requiring compilation or assembly through a compiler or assembler program.

2. Term. Sections 1.1 and 1.2 of Exhibit VIII extended the term of Exhibits V and VI, respectively, through January 13, 2009. Those sections are hereby amended by deleting “January 13, 2009” and inserting in its place “December 31, 2010” – such that both Exhibit V and Exhibit VI are hereby extended through midnight on December 31, 2010.

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3. Pricing.

3.1 License Fee. In consideration of the license granted hereunder Citi shall pay Provider a one-time license fee of * (“License Fee”). * of the License Fee is payable to Provider on the Transition Date (as defined below) and the remaining * of the License Fee shall be payable to Provider on the * after the Transition Date, subject to the mutual agreement of the parties that Provider has been exercising its reasonable best efforts to perform in good faith its obligations under this Agreement, as amended by this Amendment, to promptly resolve material defects found in the Source Code (such efforts, “Good Faith Efforts”), during the period beginning on the Transition Date and ending on such * after the Transition Date (“Transition and Initial Operation Period”), subject further to the provisions set forth in Section 3.1.1 below. If the Transition Date occurs in 2007, upon receipt of Provider’s corresponding invoice(s) Citi may choose to * of the corresponding portion of the License Fee, provided that the License Fee is * but in such event, Citi shall pay Provider such portion of the License Fee plus the cost of funds at * per year, from the date on which payment is due in accordance with the terms of this Amendment, until the date of actual payment. The “Transition Date” is the date on which the Total Production Mode Operation (as defined below) has been operationally transferred to Citi and Provider is no longer receiving or processing financial data on behalf of Citi under this Agreement. “Total Production Mode Operation” means the operation of the production and continuity of business sites operating the services based on the Source Code as provided to Citi by Provider under Exhibits V and VI prior to the Transition Date, which include responsibilities for the development and handling of change requests, quality assurance, system integration testing, user acceptance testing in connection with the releases, data center operation, management and support services, and all ongoing maintenance and production support services.

3.1.1 If Citi believes that Provider has not been exercising Good Faith Efforts during the Transition and Initial Operation Period, Citi shall provide Provider with written notice within (*) days of Citi’s concern arising, but in no event later than * days after the Transition Date, detailing the specific obligations that Citi feels have not been provided in good faith by Provider.

If Citi provides such notice and the parties are unable to agree as to whether Provider did exercise Good Faith Efforts during the Transition and Initial Operation Period, and is continuing to do so, in the performance of Provider’s obligations under the Agreement (as amended by this Amendment), the parties shall resolve the dispute in accordance with the dispute resolution process set forth in Section 18 of the Agreement.

3.2 Pre-Transition Date Pricing. Prior to the Transition Date, with the exception of project work, which is discussed in Section 5 below, Provider will continue to provide all services provided to Citi immediately prior to the effective date of this Amendment, under the existing terms and conditions of Exhibits V and VI (as amended); provided that, effective as of the date of this Amendment until midnight on the Transition Date, a * fee of * in consideration of all of such continued services (“* Fee”), pro-rated

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on a *, shall replace all of the fees payable to Provider by Citi under Exhibit V and Exhibit VI, including the following pricing set forth in Exhibit VIII to the Agreement: Sections 2.1, 2.2, 2.3 (Table 1), 3.1, and all CCAS transactional billings referenced in Section 10. For the avoidance of doubt, Citi shall pay Provider the aforementioned * only through midnight on the Transition Date. If the Transition Date is later than December 31, 2007 (“Adjustment Date”), then the * shall be adjusted by the percentage change in the Consumer Price Index (as defined below in Section 3.5) from the date of this Amendment to such Adjustment Date, effective on such Adjustment Date, and subsequently shall be adjusted annually by the CPI Increase as of the date of such annual * adjustment. All * shall be invoiced by Provider * in advance (in keeping with current procedures) and payable under the terms of Section 3.5 below.

3.3 Asset Transfer and Fees. On the Transition Date, Citi will purchase from Provider, and pay Provider for, certain assets, maintenance fees and other investments that otherwise would have been funded by Citi via transaction fees under the existing Exhibits V and VI in the absence of the transferring of certain services in-house to Citi as provided in this Amendment. The specific fees are detailed on Appendix B, Unrecovered Cost Schedule, attached hereto and incorporated herein by reference. From the date of this Amendment until the actual Transition Date, the transfer fees shown for the assets set forth on Appendix B will adjust as shown in Appendix B for each such asset. Effective as of the Transition Date, Provider will transfer title to those assets to Citi and Citi will pay Provider an amount consistent with the calculations detailed in Appendix B. Provider’s * production and continuity of business licenses used in Provider’s computer configurations related to the services currently provided by Provider to Citi under the Agreement (including production and quality assurance) will be transferred from Provider to Citi. Provider and * have agreed to transfer all such licenses to Citi. Concurrently with the execution of this Amendment, Provider, Citi and * have executed the Consent to Assignment of Contracts, as set forth in Appendix D, authorizing such transfers. In full consideration of such license transfer, Citi agrees to pay Provider, prior to Provider making any corresponding payment to * in connection with * a fee of *. Provider will provide an invoice to Citi when Provider and Citi execute this Amendment. Citi shall pay Provider’s invoice no later than August 24, 2007. On execution of this Amendment, Citi and Provider shall also execute an Assignment Agreement among Provider, Citi and * transferring all rights and obligations under the Purchase Agreement from Provider to Citi, such agreement to be in form and substance substantially similar to the Assignment Agreement attached in Appendix D. All other transfers of * licenses from Provider to Citi in accordance with the requirements of this paragraph shall be in form and substance substantially similar to the Assignment Agreement attached in Appendix D. In particular, such transfer documents shall provide that in addition to Citi and Citi’s Affiliates, Provider also shall have the same rights as Citi’s to use all relevant * software and products under such transferred licenses, but solely for purposes of providing Services and project work to Citi under the Agreement. Citi will

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also assume all rights and obligations corresponding to the pre-paid bronze maintenance fee for the transferred licenses, already paid by Provider through 12/31/2007, and may at its option raise the level of support and enter into any other agreements for consulting or services with *, without limitation. Any variation in processor speed or additional CPUs will be negotiated between Citi and * directly. As of the date of each Assignment in accordance with Appendix D, Provider shall have no further financial obligations to Citi or * with regard to the contracts and licenses assigned to Citi under that Assignment document. As of the Transition Date, Provider shall have no further obligations to Citi (financial or otherwise) with regard to any * products and/or licenses nor will Provider have any obligations to * (financial or otherwise) with regard to * products and/or licenses utilized solely by Citi.

3.4 Enhanced Data Pricing - Provider will continue to collect the travel agency feeds directly from the travel agency suppliers and provide Citi with files in a format ready for loading into the Citi Insource System (as defined below). With regard to enhanced data pricing the parties agree that pricing for ongoing enhanced data services prior to the Transition Date is included in the * set forth in Section 3.2 above. Enhanced Data pricing for the period following the Transition Date shall be as set forth in Exhibit VIII of the Agreement. Notwithstanding the foregoing, implementations of incremental feeds and customers, manual matching, and ad hoc production support related to enhanced data will be priced separately and invoiced incrementally as development services under Paragraph 5 below. Either party shall have the right to terminate Citi’s use of Enhanced Data services at any time for convenience upon ninety (90) days prior written notice to the other party, without any penalty or termination fee payable to the other party, provided, that in the case of a termination by Provider, (i) the termination date shall not be earlier than * after the Transition Date, and (ii) * calendar days prior to the effective termination date, Provider shall provide to Citi the complete names, addresses and contact persons of all travel agencies processed and a business description of the processing performed including fields updated, and identify any industry standard or external vendor look up tables.

3.5 Payment Terms. Unless otherwise explicitly stated in this Amendment, all payments due to Provider hereunder shall be due and payable * from the date of receipt of Provider’s invoice. “Payment Terms” listed in Schedule 2 of Exhibit V and Schedule 2 of Exhibit VI shall apply to this Amendment. All project and maintenance fees are subject to an annual percentage adjustment equal to the CPI Increase as of each July 15, beginning with July 15, 2008. As used in the Agreement (as amended) the term “CPI Increase” as of any date shall mean the lesser of * per year or the percentage change in the Consumer Price Index over the twelve (12) month period immediately preceding such date. “Consumer Price Index” shall mean the Consumer Price Index for Urban Consumers (CPI-U), U.S. City Average, All Items, Index Base Period 1982-84=100, Not Seasonally Adjusted, as reported by the U.S. Department of Labor, Bureau of Labor Statistics.

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4. Post-Transition Date Maintenance Services. Following the Transition Date, Citi may contract for on-going maintenance for a fee of * (the “Maintenance Fee”) for each full-time equivalent Provider consultant (“FTE”) possessing adequate relevant skills, training and experience (excluding overtime), which will be invoiced * days prior to the commencement of the work (for example, payment for work starting on * shall be invoiced on *). The services covered by the Maintenance Fee are listed in Appendix C, which is incorporated herein by reference. Citi shall provide Provider with at least * days advance notice of its desired levels of such support. If Citi does not provide at least * days advance notice, then levels of support shall continue at the same level as the immediately preceding month. Requests for maintenance services by Citi at any time beyond the dedicated FTE level in effect at such time will be billed at *

5. Project Based Work.

5.1 Pre-Transition Date Work. Any time after execution of this Amendment, Citi shall have the right to deliver to Provider a written Source Code delivery request at least * business days prior to the desired date of delivery specified in such delivery request, and Provider shall deliver to Citi, on or prior to such specified delivery date, a complete copy of the Source Code in a format and on such media as reasonably requested by Citi in the most current version of each component of the Source Code as of such delivery date, together with a complete and detailed inventory of all items included in such copy of the Source Code, describing in reasonable detail and specificity the nature and use instructions for each included item. In addition, upon execution of this Amendment, Provider shall cooperate with Citi to give Citi personnel reasonable online access to machine readable copies of all items included in the Source Code, both through a reasonable number of terminals located at Provider facilities and through remote access from terminals located at Citi facilities together with reasonable assistance and guidance from Provider technical staff to help Citi personnel to effectively access and use such Source Code (all costs associated with acquiring license rights for access by such Citi personnel shall be paid by Citi and Citi shall be responsible for putting appropriate security measures in place for such remote access and shall bear all costs associated with such security measures) and to duplicate the Source Code to install and set up a parallel insourced configuration at a Citi facility (the “Citi Insource System”). Any of the activities described in this Section 5.1 to be performed by Citi personnel on-site at Provider’s facilities or via remote access shall be conducted in a manner that does not unreasonably interfere with Provider’s ability to provide services to Citi or to Provider’s other customers.

During the Transition Period: (i) Provider shall package and deliver to Citi, in a format and media reasonably specified by Citi, all changes related to the customary releases to be imported into the Citi Insource System including any change that affects the Provider environment; (ii) file transfers and processing will occur in parallel on both the regular Provider production mode system and the Citi Insource System; and (iii) Provider shall provide a copy of its current reconciliation and audit routines that are designed to

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reconcile corresponding files on its production-mode system and its continuity-of-business system; such routines shall be updated by the parties to enable the same reconciliation and audit with respect to the Citi Insource System and continuity-of-business system in the Citi environment; and (iv) if Citi makes any alterations to code Citi will send an update to TRX within * days of such alternations being made.

Any manual changes to data, security or any other material component will be documented and transferred to Citi and the Citi Insource System to ensure complete synchronization of the environments and the two parallel systems, the regular Provider production mode system and the Citi Insource System.

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Provider is to provide the entire binary and Source Code base that includes, but is not limited to, all Source Code written in * and/or documentation, framework code, database artifacts such as DDLs, stored procedures, triggers etc., all third party libraries, all configuration or initialization files/parameters/flags, deployment instructions, etc. The intent being that Citi’s GTS Technology should be able to build the entire binary (machine) code from the source provided.

Provider will provide all required Source Code to properly create a certifiable build.

As a part of Citi’s acceptance test, at the beginning of the transition phase, Provider is to provide a complete library of all Source Code, as such library is defined above, to facilitate a complete re-build of machine readable code. This is to ensure that Citi can build a functional executable from the Source Code delivered.

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Notwithstanding anything to the contrary herein, Provider shall have no responsibility for the results of use of any code delivered to Citi hereunder if Citi makes modifications to such code.

During the Transition Period, Provider will provide a synchronized set of Source Code, libraries, executables (object code) and related components and a subset of data for testing within * days of execution of this Amendment.

Provider will also provide reconciliation routines and audit procedures used in comparing production to continuity of business environments to form a basis for reconciliation and auditing in the Citi environment within * days of the execution of this Amendment.

During the Transition Period, Provider will provide changes that result from releases in packages pertinent to each release so that the Citi Insource System can run in parallel with a synchronized code base. Provider will provide any additional artifacts, libraries or related code that is necessary to generate executables from Source Code and will also deliver executables as requested by Citi.

During the Transition Period, Provider will provide any fixes, unscheduled releases or emergency changes as soon as it reasonable to allow the Citi Insource System to function in parallel with a synchronized code base in both source and object format.

Provider will provide a full set of production data within * upon request from Citi. Provider will provide a full set of production data as soon as it is reasonable any time a major database change is performed without limitation, for example, *

Citi may request a new copy of Source Code, object code and data as necessary to synchronize the environments, maintain coordinated testing and support parallel processing.

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For the avoidance of doubt, each delivery of Source Code to Citi made prior to the Transition Date (including without limitation the deliveries referred to in this Section 5.1) shall include the full source code file for any changes made to the Source Code by Provider up to the time of such delivery and any additional files required to generate an executable from the source code and to run the delivered executables.

Prior to the Transition Date, Citi may request, and Provider may perform, project work, subject to the work order process and the terms and conditions governing such process as are currently in place under the Master Agreement and Exhibits V and VI (as amended). In addition, Citi may request services in support of bringing the global data services in-house. Such services may include, but are not limited to, documentation, training, and all additional support necessary to effect transition and migration of the services to Citi’s data centers. Those services and all obligations of Provider under this Section 5.1 shall be handled as project work under the terms and conditions of the Agreement.

5.2 Post-Transition Date Work. Any new or ongoing project work desired by Citi following the Transition Date shall continue to be subject to the terms and conditions of the Master Agreement and those of Exhibits V and VI (as amended) with regard to the performance of project work by Provider. Any project work desired by Citi after the Transition Date may be requested by Citi, and may be performed by Provider, and shall be subject to the work order process and the terms and conditions governing such process as are currently in place under the Master Agreement and Exhibits V and VI (as amended). Citi shall request such services at least * days in advance to assist Provider in allocating resources. Exhibit VIII, Paragraph 5 is hereby amended to replace “* per hour” with “* per hour”.

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6. LIMITATION OF LIABILITY. EFFECTIVE AS OF THE TRANSITION DATE, SECTION 8.16 OF EXHIBIT V AND SECTION 7.15 OF EXHIBIT VI ARE DELETED AND REPLACED WITH THE FOLLOWING: IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR DIRECT DAMAGES IN EXCESS OF THE GREATER OF (A) THE VALUE OF THE APPLICABLE POST-TRANSITION DATE PROJECT-BASED WORK AND THE APPLICABLE POST-TRANSITION DATE MAINTENANCE SERVICES FOR THE TWELVE (12)-MONTH PERIOD IMMEDIATELY PRECEDING THE DATE OF THE CLAIM (OR, WHEN A CLAIM FOR SUCH DAMAGES ARISES DURING THE FIRST TWELVE (12) MONTHS FOLLOWING THE TRANSITION DATE, DURING THE PERIOD FROM THE TRANSITION DATE UNTIL THE DATE OF SUCH CLAIM), OR (B) THE AMOUNT

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OF TWO MILLION U.S. DOLLARS (US$ 2,000,000). NOTWITHSTANDING THE FOREGOING, NO LIMITATION OF LIABILITY SET FORTH ABOVE IN THIS SECTION 6 SHALL APPLY TO ANY DAMAGES OR LIABILITIES TO THE OTHER PARTY OR A THIRD PARTY ARISING OUT OF, OR RELATING TO: (I) DEFENSE AND INDEMNIFICATION OBLIGATIONS OF EITHER PARTY UNDER THE AGREEMENT, AS AMENDED, INCLUDING DAMAGES PAYABLE TO THIRD PARTIES; (II) A BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER THE AGREEMENT; (III) ANY CLAIM FOR PERSONAL INJURY OR DEATH, OR LOSS OF TANGIBLE PROPERTY; AND (IV) A CLAIM RELATED TO THE FRAUD, WILLFULL MISCONDUCT, OR GROSS NEGLIGENCE BY A PARTY, ITS AFFILIATES, ITS AND THEIR RESPECTIVE EMPLOYEES, DIRECTORS, OFFICERS AND AGENTS. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL PROVIDER BE LIABLE TO CITI FOR ANY DAMAGES OF ANY KIND RELATED TO CITI-MODIFIED CODE TO THE EXTENT THAT SUCH DAMAGES WOULD NOT HAVE OCCURRED WITH PROVIDER’S UNMODIFIED SOURCE CODE (ABSENT MODIFICATIONS MADE BY CITI), NOR SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7. NO WARRANTY. WITH REGARD TO THE SOURCE CODE LICENSED IN SECTION 1 ABOVE, EXCEPT AS EXPRESSLY PROVIDED IN THIS AMENDMENT, PROVIDER MAKES NO WARRANTIES, EXPRESS OR IMPLIED (INCLUDING BUT NOT LIMITED TO ANY IMPLIED AND/OR STATUTORY WARRANTIES OR CONDITIONS OF MERCHANTABILITY, INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE, AS WELL AS ANY IMPLIED AND/OR STATUTORY WARRANTIES OR CONDITIONS ARISING FROM THE COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE). EXCEPT AS EXPRESSLY PROVIDED IN THIS AMENDMENT, THE SOURCE CODE IS PROVIDED TO CITI “AS IS” AND CITI ASSUMES ALL RISKS AND LIABILITIES IN RESPECT OF ITS POSSESSION OR USE OF THE SOURCE CODE, AND PROVIDER MAKES NO WARRANTY THAT THE SOURCE CODE WILL OPERATE ERROR FREE OR WITHOUT INTERRUPTION NOR THAT THE SOURCE CODE SHALL OPERATE WITH ANY HARDWARE OR OTHER SOFTWARE. NOTWITHSTANDING THE FOREGOING, PROVIDER HEREBY REPRESENTS AND WARRANTS TO CITI THAT THE SOURCE CODE, AS WELL AS CITI’S RECEIPT OF THE SOURCE CODE HEREUNDER AND CITI’S USE OF THE SOURCE CODE IN STRICT ACCORDANCE WITH THE TERMS OF THE LICENSE GRANTED HEREUNDER, DO NOT AND SHALL NOT INFRINGE UPON ANY PATENT, COPYRIGHT, TRADEMARK, OR ANY OTHER INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY, OR MISAPPRORIATE OR VIOLATE ANY RIGHT OF CONFIDENTIALITY OR TRADE SECRET OF ANY THIRD PARTY, EXCEPT TO THE EXTENT THAT ANY SUCH INFRINGEMENT, MISAPPROPRIATION, OR VIOLATION ARISES FROM THE USE OF THE SOURCE CODE IN COMBINATION WITH OTHER HARDWARE OR SOFTWARE NOT PROVIDED BY PROVIDER AND SUCH INFRINGEMENT, MISAPPROPRIATION OR VIOLATION WOULD NOT HAVE OCCURRED ABSENT SUCH COMBINATION USE.

8. INDEMNIFICATION.

8.1 Provider agrees to defend, indemnify and hold harmless Citi from and against any claims, suits, actions, or proceedings, judgments, awards, settlements, fines, costs, liabilities, expenses, losses or damages (including reasonable attorneys fees and disbursements) arising from, or related to, a claim that the Source Code provided hereunder, or that Citi’s receipt of the Source Code or use of the Source Code in strict accordance with the terms of the license granted hereunder, infringes or misappropriates a patent, copyright, trade secret, trademark or any other third party intellectual property right or right of confidentiality of any third party, except to the extent that any such infringement or misappropriation arises from the use of the Source Code in combination with other hardware or software not provided by Provider and such infringement or misappropriation would not have occurred absent such combination use.

8.2 Citi agrees to defend, indemnify and hold harmless Provider from and against any claims, suits, actions, or proceedings, judgments, awards, settlements, fines, costs, liabilities, expenses, losses or damages (including reasonable attorneys fees and disbursements) arising from, or related to, a claim that the Citi-Modified Code infringes a patent, copyright, trade secret, trademark or any other third party intellectual property right or right of confidentiality of any third party, if such infringement or misappropriation would not have occurred with the unmodified Source Code (without the modifications made by Citi). Citi’s indemnification obligations hereunder shall not apply to the extent that any such alleged infringement or misappropriation is attributable to the Source Code.

8.3 An indemnified Party shall promptly notify the other Party in writing of the claim, shall provide full cooperation in the defense of such suit, and shall further grant the indemnifying Party sole authority to control the defense and any related settlement. The indemnifying Party will pay the cost of such defense and settlement and any costs, attorney’s fees and damages awarded by a court of competent jurisdiction against an indemnified Party.

9. INTELLECTUAL PROPERTY OWNERSHIP.

9.1 Source Code. As between Provider and Citi, Citi understands and agrees that ownership of the Source Code resides solely in Provider. Citi further agrees that it shall not, directly nor indirectly, contest the validity of Provider’s ownership of and title to the Source Code. Citi shall at all times protect the Source Code as Provider’s Confidential Information in accordance with the provisions of that Non-Disclosure Agreement between the parties dated October 1, 2001.

9.2 Intellectual Property Developed by Citi. Any intellectual property developed solely by Citi under this Agreement shall be owned solely by Citi.

9.3 Intellectual Property Developed by Provider at Citi’s Request. Effective from the Transition Date, any intellectual property created by Provider at Citi’s request in the performance of this Agreement shall be jointly owned by Citi and Provider without a duty of accounting (“Jointly Owned IP”).

9.4 Intellectual Property Protection for Jointly Owned IP.

(i)	The Parties shall cooperate in enforcing or policing any and all intellectual property rights in the Jointly Owned IP and by taking all appropriate measures as mutually agreed to by the Parties.

(ii)	In the event that one or both Parties wish to file copyright, patent or trademark applications, domestic and/or foreign, covering any of the Jointly Owned IP all such applications shall be filed jointly in the name of Provider and Citi.

(iii)	Immediately upon either Party learning of any infringement, misappropriation or other unauthorized use of the Jointly Owned IP and/or any patents, copyrights or trademarks pertaining to the Jointly Owned IP (hereinafter “Intellectual Property Rights”), the Party learning of same shall promptly inform the other Party.

(iv)	If the Parties agree to jointly pursue enforcement of such Intellectual Property Rights, then the Parties shall share equally all costs, fees and/or expenses incurred in connection with enforcement of such Intellectual Property Rights. Any payments accruing from such action to enforce such Intellectual Property Rights shall be paid to both Parties in proportion to the Parties’ respective contributions to all costs, fees and/or expenses incurred in such action.

(v)	In the event that either Party shall determine, for any reason, that it does not choose to enforce such Intellectual Property Rights, then that Party shall promptly notify the other Party of such decision. The Party choosing to enforce such Intellectual Property Rights may then proceed with such enforcement action solely at its own expense and any and all recoveries shall be awarded solely and exclusively to that Party.

(vi)	Neither Party shall assign in whole or in part to any third party any of its rights, title or interests in and to any item of Jointly Owned IP without the prior written consent of the other Party, which consent not to be unreasonably withheld, delayed or qualified, and any such permitted assignment shall be subject to the written agreement by the assignee to all provisions set forth in this Section 9.4.

10. As of the Transition Date, the obligations of Provider under the following sections of Exhibit V (as amended) shall terminate: 6.1.5 (under File Translation section), 6.1.7 (under the File Translation Section), 6.2 (File Delivery), 6.4 (Technical and Operations Support), 6.5 (TMC Support), *, 8.1 (Data Processing), 8.3 (Additional Service and Deliverable Warranty), 8.4 (Performance), 8.5 (Disaster Recovery Plan), 8.6 (Provider Responsibilities), 8.12 (Information Security), 8.13 (Compliance with Laws of Other Jurisdictions), 8.18 (Project Manager) and Schedule 2 (Pricing for Ongoing TRX Global Data Services – with the exception of “Payment Terms” which shall survive). As of the Transition Date, Sections 6.1.3 and 6.1.4 (under the File Translation section) shall be deleted and replaced with service levels mutually agreed to by the parties.

11. As of the Transition Date, the obligations of Provider under the following Sections of Exhibit VI (as amended) shall terminate: 6.1 (Limited Rollout), 6.2 (Full Migration and Rollout), 7.2 (Additional Services and Deliverable Warranty), 7.3 (Performance: Work in Progress), 7.4 (Disaster Recovery Plan), 7.10 (Information Security), 7.11 (Compliance with Laws of Other Jurisdictions), 7.14 (Acceptance), *, 7.18 (Project Manager), and Schedule 2 (DATATRAX Reporting Pricing Schedule – with the exception of “Payment Terms” which shall survive).

12. As of the Transition Date, the obligations of Provider under the following sections of the Agreement shall terminate: Section 9 (Limitation of Liabilities), Section 13(B), (Export/Import), Section 19 (Escrow), Section 20 (Audits), Section 22 (Disaster Recovery) and Exhibit IV (Provider Obligations and Requirements for Processing of Personal Data).

13. As of the Transition Date, Section 10 (Insurance) of the Agreement shall be deleted and replaced with the following:

Section 10. Insurance. Provider shall obtain and maintain in force, at its own expense, throughout the performance of its obligations under this Agreement, insurance coverage against claims, regardless of when asserted, that may arise out of, or result from, Provider’s operations, the operations of Provider’s subcontractors and of any other entity directly or indirectly engaged by Provider in connection with the Services as described in each Work Order. This insurance shall include the following coverage with limits no less than those set forth below:

Comprehensive General Liability: Combined Single Limit (CSL), including broad form contractual liability and personal injury endorsements, providing coverage against liability for bodily injury, death, and property damages in the minimum amount of *

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Workers Compensation and Employer’s Liability: Workers Compensation Insurance at maximum limits statutorily required for each state in which Provider will operate under the terms of this Agreement, and Employer’s Liability coverage in the minimum amount of *

Comprehensive Automobile Liability: Comprehensive Automobile Liability in the minimum amount of * per occurrence for bodily injury and property damage (covering owned and non-owned vehicles).

Fidelity coverage for losses incurred as a result of dishonesty on the part of Provider’s employees, agents or subcontractors in the amount of *

None of the requirements contained herein as to types, limits and approval of insurance coverage to be maintained by the Provider are intended to and shall not in any manner limit the liabilities and obligations assumed by the Provider under this Agreement. The aforementioned coverage may be provided in the form of a blanket policy.

Provider shall deliver to Citi within ten (10) days after the execution of this Agreement, a duly executed Certificate(s) of Insurance from a recognized carrier with a Best rating of “A-” with a financial sides category of X or better as indicated in the BEST INSURANCE KEY RATING GUIDE. Said Certificate(s) shall indicate that policies providing coverage and limits of insurance are in full force and effect. Said Certificate shall further provide that no less than thirty (30) days advance notice will be given in writing to Citi prior to cancellation, termination, or alteration of the policies of insurance. Such Certificate of Insurance shall be provided to the Citi Project Manager.

14. In the event of any conflict between any provision set forth in this Amendment and any provision set forth elsewhere in the Agreement, the provision set forth in this Amendment shall take precedence and govern. All other provisions of the Agreement, the Work Orders, all work in progress and all current pricing not specifically changed by this Amendment shall remain unchanged and in full force and effect. This Amendment shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York, and the parties hereby consent to the jurisdiction of and venue in the applicable federal and/or state courts located in the Borough of Manhattan, New York County, State of New York.

15. NOTICES.

Citi:	Ed Zobitz Managing Director, GTS System Development Citibank, N.A. 388 Greenwich Street New York, NY 10013 Phone: *

With a copy to:	Van Nguyen IP and O&T Law Group Citigroup Management Corp 909 Third Avenue, 15th Floor New York, NY 10022 Phone: *

Provider:	David D. Cathcart Chief Financial Officer 6 West Druid Hills Drive Atlanta, Georgia 30329 Phone: *

(Signatures on next page)

*  Confidential Treatment Requested

UNDERSTOOD AND AGREED:

CITICORP NORTH AMERICA, INC.		TRX DATA SERVICES, INC.

Signature:	/s/ Edward Zobitz	Signature:	/s/ David D. Cathcart
Printed Name:	Edward Zobitz	Printed Name:	David D. Cathcart
Title:	Managing Director	Title:	CFO

APPENDIX A

The Source Code licensed by Provider to Citi hereunder shall include all items of Source Code currently used by TRX to provide all global data services to Citi under the Agreement, as of the date hereof, including without limitation, all services related to the functions listed below:

*

*  Confidential Treatment Requested

APPENDIX B

Unrecovered Cost Schedule

Appendix B

Citi Unrecovered Cost Schedule (based on actual expenditures vs. estimated reimbursements through 1/31/07)

Detail by Item

*
	*	*	*	*	*	*	*	*	*
Unrecovered assets
*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*
Maintenance, data center, & telecom commitments
*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*
*	*	*	*	*	*	*	*	*
Unrecovered project fees
*	*	*	*	*	*	*	*	*

		*	*		*	*	*	*	*

Summary – projected monthly balances
	As of Sept 1	As of Oct 1	As of Nov 1	As of Dec 1	As of Jan 1	As of Feb 1
Remaining unrecovered costs	*	*	*	*	*	*
Less amounts retained by TRX	*	*	*	*	*	*

Balance due TRX on date listed	*	*	*	*	*	*

Use of this schedule

1	Schedule calculates the minimum unrecovered costs as of the date noted. This amount will be due to TRX on the matching transition date, including any additions (see note # 3).

2	Should the actual transition date not fall squarely on a dates explicitly listed above, the unrecovered balance shall be calculated ratably between the two chronologically closest amounts listed above.

3	The unrecovered amounts here will be increased for any additional sped in capex, maintenance, etc made after 1 July 2007, then reduced by a related monthly amount to be calculated consistent with the methods above.

4	The “analysis as of 9/1/07” above is an example of how the calculation works for any particular month.

5	For avoidance of confusion, the * are the only assets that are being transferred to Citi. All other items listed here are ones that carry unrecovered costs.

*  Confidential Treatment Requested

APPENDIX C

Post Transition Maintenance Services

•	Problem Resolution

•	Training and Education

•	Current functionality

•	Data

•	General application processing support

•	Monitoring

•	Implementation support

•	Data Analysis

•	Issue classification and triage

•	Logical database support

•	24 hour pager support (escalation SLA TBD)

•	Code analysis

•	TRX Dataflow Manager execution support

APPENDIX D

* ASSIGNMENT DOCUMENTS

CONSENT TO ASSIGNMENT OF CONTRACTS

*

3. Governing Law. This Consent shall be governed by, and construed in accordance with, the substantive laws of the State of New York, without reference to principles of conflicts of laws.

IN WITNESS HEREOF, the undersigned has caused this Consent to be executed by its duly authorized representative as of the date first written above.

*  Confidential Treatment Requested

*

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

TRX DATA SERVICES, INC.	CITIBANK, N.A.

By:	By:
Name:	Name:
Title:	Title:

*  Confidential Treatment Requested

SCHEDULE 1

LIST OF ASSIGNED CONTRACTS

* Agreement * Effective Date *

* Agreement * Effective Date *

*  Confidential Treatment Requested

EXHIBIT A

FORM OF ASSIGNMENT AGREEMENT

Assignment Agreement (“Agreement”) among Citibank, N.A. (“Citi”), TRX Data Services, Inc. (“TRX”), and * dated as of [    ],       , 2007.

WHEREAS, Citi and TRX intend to enter into a contractual arrangement (“Citi-TRX Contract”) in order to bring in-house certain global data services currently provided by TRX, using TRX’s platform for such services (“TRX Platform”);

WHEREAS, * is the licensor to TRX of certain software products set forth in Schedule A-1 hereto (the licenses to such products, the “Assigned Licenses”), which are governed by certain license agreements and maintenance agreements with TRX (the “Assigned Contracts”), that are required by the TRX Platform for its operation;

WHEREAS, in connection with the Citi-TRX Contract, Citi and TRX desire to assign the Assigned Licensees from TRX to Citi;

NOW THEREFORE, in consideration of other good and valuable consideration, TRX, Citi, and * hereby agree as follows:

*

*  Confidential Treatment Requested

*

2. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws of the State of New York, without reference to principles of conflicts of laws.

4. Counterparts. This Agreement may be executed in counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

* * * * * * * *

IN WITNESS HEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative as of the date first written above.

TRX DATA SERVICES, INC.	CITIBANK, N.A.

By:	By:

Name:	Name:

Title:	Title:

*

By:

Name:

Title:

*  Confidential Treatment Requested

SCHEDULE A-1 TO FORM OF ASSIGNMENT AGREEMENT

LIST OF ASSIGNED LICENSES AND ASSIGNED CONTRACTS

* and Purchase Agreement * Effective Date *

*

* and Purchase Agreement * Effective Date *

*

*  Confidential Treatment Requested

APPENDIX E

REPRESENTATIVE AGREEMENT AND ACKNOWLEDGEMENT

I,                                                                   (name) (the “Undersigned”) acknowledge that in consideration of my employment by Citibank N.A. or its affiliates (“Employer”), and in consideration for admittance to the premises of and/or access to the technical and business information of TRX Data Services Inc. (“TRX”), agree as follows:

*

*  Confidential Treatment Requested

*

Acknowledged and Received

Signature

Name Printed

*  Confidential Treatment Requested